                                                                   Exhibit 99(b)

    Schedule of Holders pursuant to Exhibit 4(m)-- Form of Prepaid Common Stock Purchase Warrant, dated March ___, 2000 by and between Netplex and each of the Holders.

Two warrants were executed pursuant to the "form of" warrant referenced above. Information describing the material differences between the executed warrants is provided below:


Holder                    Dollar Amount of Common Stock Holder   Date
------                    ------------------------------------   ----
                          has a right to purchase
                          -----------------------
Zanett Lombardier, Ltd.   $1,470,000                             March 22, 2000
David McCarthy            $   30,000                             March 22, 2000